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                                                                  EXHIBIT (p)(3)



                         [BARING ASSET MANAGEMENT LOGO]



                          BARING ASSET MANAGEMENT, INC.

                        BARING INVESTMENT SERVICES, INC.

                                 CODE OF ETHICS
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                                                              September 20, 2000

                          Baring Asset Management, Inc.
                        Baring Investment Services, Inc.
                           (together, the "Companies")

                                    SECTION 1

                                 CODE OF ETHICS

     (Personal Account Trading, Insider Trading, and Conflicts of Interest)

Executive Summary

         The Companies and their employees owe clients the fiduciary duties of utmost good faith and loyalty. Those duties can be distilled to a single core precept: that our clients' interests must and will come first in every aspect of our business conduct. This Code is designed to address potential conflicts of interest between employees and clients, with particular emphasis on personal account trading.

         Federal securities laws and this Code of Ethics (the "Code") establish rules regarding personal account trading and proscribe fraudulent activity such as trading while in possession of material non-public information. Compliance with this Code, significant parts of which are summarized below, is a basic condition of employment with the Companies. Failure to comply with this Code is a threat to our business.

         The Companies' Covered Persons MUST:

1) Pre-clear all personal securities transactions, including private transactions;

2) Ensure that all personal account trades were approved within the preceding 24 hours;

3) Ensure that their brokers provide duplicate trade confirmations and periodic account statements to the Legal and Compliance Department;

4) Hold all securities purchased for at least 14 days before selling those securities; and

5) Provide monthly personal account trading reports, an annual statement of securities holdings, and an annual attestation of compliance with this Code.

         The Companies' Covered Persons may NOT:

1) Trade while in possession of material non-public information regarding a security;

2) Trade a security for three business days before or after that security is traded for a client;

3) Sell securities short, unless employees hold equivalent securities in safekeeping;

4)  Engage in speculative personal account trading; or

5) Participate in initial public offerings ("IPOs") if the Companies also seek to participate in those IPOs.


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I.       GENERAL ETHICAL PRINCIPLES

         A. We will at all times place our clients' interests ahead of our own.

         B. All personal account trading must comport with this Code, and be conducted in a manner designed to avoid any actual or potential conflict with our clients' interests.

         C. We will not take inappropriate advantage of our positions as investment professionals, or abuse the trust and confidence placed in us by our clients.

II.      APPLICABILITY OF THIS CODE'S PROCEDURES AND RESTRICTIONS

         A. Who must comply with this Code? This Code applies to every employee, officer, and director of the Companies. The procedures and restrictions regarding personal account trading also apply to:

                  i) any individual living with an employee (e.g. an employee's spouse or partner; children, other relatives, etc.);

                  ii) any individual to whom the employee provides material financial support (e.g. a child at college);

                  iii) anyone who receives investment advice from an employee (except clients of the Companies), regardless of whether the employee is compensated for that advice; and

                  iv) corporations, partnerships, trusts or other entities controlled by employees or members of their households or in which employees or members of their households have effective management discretion or can control investment decisions.

                  In certain circumstances, contractors and consultants who work closely with the Companies may be deemed "insiders" or "temporary insiders" of the Companies, and thus subject to this Code's procedures and restrictions. The Companies reserve the right to make additional persons or entities subject to this Code as deemed appropriate. Collectively, the persons who are covered by this Code are referred to as "Covered Persons."

                  Employees with questions as to whether particular persons or entities constitute Covered Persons should contact the Legal and Compliance Department.

         B. What securities are covered by the Code? This Code applies to personal account trading involving all equity and debt securities, including common and preferred stock, instruments convertible or exchangeable for equity or debt securities, and any derivative instruments relating to such securities, including options, warrants, and futures. The Code applies to trading in shares of closed-end investment companies (i.e., exchange traded mutual


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                  funds). The Code also applies to trading in the shares of any open-end mutual fund that is managed by one of the Companies or any other member of the Baring Asset Management Group of companies registered as an investment advisor with the U.S. Securities and Exchange Commission (the "SEC"). Covered Persons are responsible for checking with the Legal and Compliance Department before executing an initial transaction in shares of a mutual fund or variable annuity to determine whether such securities are covered by the Code.

         C. "Exempted" Securities. This Code's restrictions and procedures do not apply to trading in money market instruments (such as Certificates of Deposit and commercial paper), municipal bonds, U.S. government securities, currencies, and shares of open-end mutual funds.

                  "Exempted" Transactions. Certain transactions are exempted from the restrictions and prohibitions of this Code. In general, exempted transactions are those made by a third party and which are not subject to a Covered Person's discretion or approval. Examples of "Exempted Transactions" by Covered Persons can include:

                  i) the purchase of securities through an employer's profit sharing or automatic payroll deduction plan;

                  ii) the purchase or sale of securities which are non-volitional on the part of a Covered Person including those made by a blind trust, financial advisor or other professional money manager; and

                  iii) purchases or sales which receive the prior approval of the Legal and Compliance Officer because they are only remotely potentially harmful to a client, because they are unlikely to affect a highly institutional market, or because they are not related economically to securities to be purchased, sold, or held by a client.

                  SEVERAL CAVEATS APPLY TO EACH OF THE ABOVE and Covered Persons are responsible for confirming that arrangements they may enter into will qualify as "Exempted Transactions" under this Code. For example, Covered Persons may purchase, BUT NOT SELL, securities offered by their employers in profit-sharing or automatic payroll deduction plans. A sale transaction would typically be a discretionary act by the Covered Person and hence would not qualify as an Exempted Transaction. Employees of the Companies should note this fact in respect of the Companies' automatic payroll deduction plan for investment in the ING Mutual Funds.

                  Covered Persons may arrange for securities to be purchased or sold through "blind" trusts or professional money managers, as long as the Covered Person cannot influence or control the third party's investment selection and discretion. Documentation evidencing this fact will be required from both the third party and the Covered Person. In accordance with Paragraph VII of this Code, Covered Persons must report any


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                  investments held by such trusts or managers when they join the
                  Companies and annually thereafter. Exempted Transactions and the purchase or sale of Exempted Securities are not subject to this Code and need not be pre-cleared or reported. However, EMPLOYEES MUST CONSULT WITH THE LEGAL AND COMPLIANCE
                  DEPARTMENT BEFORE INITIALLY ENTERING INTO ANY EXEMPTED TRANSACTION. A failure to report a personal securities transaction in the mistaken belief that it is exempted is a violation of the Code and will be treated as such.

                  The Companies reserve the right in their sole discretion to refuse to treat any arrangement as an Exempted Transaction.

III.     PERSONAL ACCOUNT TRADING PROCEDURES AND RESTRICTIONS

         A. General. Covered Persons may not purchase or sell covered securities in non-exempt transactions without the prior approval of the Companies. The procedures for obtaining pre-approval for various types of securities are set forth in the immediately following sections.

                  The Companies will refuse permission to engage in a personal account trade whenever such a trade appears inconsistent with our obligation to put client interests ahead of our own. Without limiting the generality of the foregoing, the Companies will refuse permission to trade where the security in question:

                  i)       is being purchased or sold for a client; or

                  ii) is being considered for purchase or sale for a client.

                  In general, no Employee (including Connected Person) may purchase or sell any COVERED SECURITY within the three calendar days immediately before or after a calendar day on which any client account managed by the Companies purchases or sells that Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security). If such transactions occur, the Companies will generally require any profits from the transactions to be disgorged for donation by the Employee to charity. Note that the total blackout period is seven (7) days (the day of the client trade, plus three days before and three days after).

                  It sometimes happens that an employee purchases or sells securities for his/her own account and within the three days after, the same securities are purchased or sold for client portfolios. In the event that the Companies determine that the Employee both followed required approval procedures and had no knowledge as to investment recommendation or decision to purchase or sell the same Covered Security, the Companies will not consider this a breach of the policy. As such, the Companies will not


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                  require disgorgement of profits in such instances if it
                  appears that the Employee acted in good faith. The Companies' judgment as to the knowledge or lack of knowledge of an employee shall be binding.

                  PLEASE NOTE THAT PRE-CLEARANCE STEPS OUTLINED BELOW MUST STILL BE FOLLOWED.

         B. Pre-Clearance. Covered Persons must pre-clear transactions they intend to place by completing a "Personal Security Transaction Approval Chit" (the "Approval Chit"). A form of the Approval Chit is attached to this Code at Tab A. Covered Persons must submit Approval Chits to the departments discussed below and obtain the required approvals before trading in the security. Approval to place a personal account trade is valid for:

                  i)       24 hours from the time of approval; and

                  ii) the specific securities transaction described in the Approval Chit only.

                  1. U.S. Equity and Debt Securities: Submit Approval Chits to the Head Trader. For transactions involving U.S. traded equity and debt securities, Covered Persons first must submit the completed Approval Chit to the Head Trader. The Head Trader is responsible for ensuring that the security in question has not been traded for a client within the past three days. The Head Trader performs this check by comparing the name of the security to be traded with the daily Genords printout of securities traded for clients for each of the past three days. If the security has not been traded within the past three days and if the Head Trader is unaware of any plans to trade in the security for the following three days, the Head Trader may sign the Approval Chit.

                           If the Head Trader approves the Approval Chit, the employee must then submit the Approval Chit to the designated representative of the applicable SIT (equity or fixed income).(1) The SIT representative is responsible for ensuring that there are no plans within the SIT to buy or sell the security in question for the following three days on behalf of clients. A confidential list of securities being considered for purchase or sale on behalf of clients (the "Restricted List") is maintained by the applicable SIT. If there is no intention to buy or sell the security on behalf of clients, the SIT representative may sign the Approval Chit. Authorized representatives for each of the U.S. Equity SIT and North American Fixed SIT are attached hereto at Tab B.


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(1) Generally, the designated representative is the Head of the SIT.


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                           Upon obtaining the signature of the Head Trader and
                           SIT representative on the Approval Chit, a Covered Person has obtained clearance to make the requested trade within 24 hours.(2)

                           FOR TRANSACTIONS INVOLVING INITIAL PUBLIC OFFERINGS, A COVERED PERSON MUST OBTAIN THE APPROVAL OF THE LEGAL AND COMPLIANCE DEPARTMENT IN ADDITION TO THAT OF THE HEAD TRADER AND THE U.S. SIT REPRESENTATIVE. The Legal and Compliance Department will assess whether the Covered Person's participation in the IPO is, or may appear as, an abuse of his position for personal profit.(3)

                           Note that the Head Trader, OR the SIT, OR the Legal and Compliance Department, may deny permission to engage in a personal account trade. After obtaining all necessary approvals, a Covered Person must submit the completed original Approval Chit, on the day of approval, to the Legal and Compliance Department. Additionally, Covered Persons are responsible for maintaining personal copies of their Approval Chits to demonstrate compliance with this Code.

                  2. Non-U.S. Securities: Submit Approval Chits to the Legal and Compliance Department. Employees must submit Approval Chits to the Legal and Compliance Department for personal account transactions in non-U.S. publicly traded securities. The Legal and Compliance Department will forward the Approval Chit to the London Compliance Department for review. For transactions in Canadian securities, an employee must obtain the approval of both the London and Boston Compliance departments.

                  3. Private Equity Investments: Submit Approval Chits to the Legal and Compliance Department. For transactions involving private equity investments, a Covered Person must submit a "Personal Security Transaction Approval Chit for Private Equity Investments" (a "Private Equity Chit"), a copy of which is attached at Tab C, to the Legal and Compliance Department. The Covered Person must provide all information requested on the Private Equity Chit, and state whether she is an officer, director, or majority shareholder in the private venture. Additionally, the Covered Person must append the offering memorandum or term sheet that describes the private offering. Investment managers and the Legal and Compliance Department will

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(2) Certain employees of the Companies require additional approvals. The Head
Trader must obtain personal account trading approval of the Legal and Compliance Department. The Chief Executive Officer must obtain approval of the Global Head of Sales or the Global Head of Legal and Compliance. The Legal and Compliance Officer must obtain approval of the Chief Executive Officer or the Global Head of Legal and Compliance.

(3) National Association of Securities Dealers ("NASD") rules regarding "hot issues" impose additional restrictions on employees who are registered representatives of Baring Investment Services, Inc., as discussed in the BISI Supervisory and Compliance Manual.


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                           assess whether the investment opportunity is
                           appropriate for clients or for a Company itself, whether the opportunity is being offered to an employee by virtue of her position with the Companies, and other possible conflicts of interest.

                           Employees holding private investments must notify the Legal and Compliance Department in the event: i) the Companies' or any affiliate are asked to consider an investment in the private issuer; or ii) the private issuer undertakes a public offering. In those circumstances, the appropriate SIT Head and the Legal and Compliance Department will independently review the Companies' decision to purchase securities offered by the issuer of the private offering.(4)

         C. Covered Persons must provide duplicate trade confirmations and periodic account statements to the Legal and Compliance Department. Covered Persons must transact personal account trades through broker-dealers registered with the NASD. Covered Persons must inform their brokers that the employee is employed by an SEC registered investment advisor that has a broker-dealer affiliate, and instruct the brokers to provide duplicate trade confirmations regarding each personal account trade, as well as account statements, directly to the Legal and Compliance Department.

         D. Refusal to transact a Personal Account Trade. The Companies may, at any time and without reason, explanation, delay, or consideration of financial implication for employees or members of their households, refuse permission to engage in a personal account trade. Consequently, Covered Persons must be financially prepared to retain ownership of a security for an indefinite period.

         E. 14 Day Holding Period. Covered Persons may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 14 calendar days, as measured from the time that the last transaction in a security is executed. The Companies employ a "last in, first out" method of determining whether a security has been held for 14 days. The 14 day holding period is designed to discourage short term trading by Covered Persons and to minimize the potential for "front running" by Covered Persons. Covered Persons will be required to disgorge any profits earned in short term trading of the type described above.

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(4) Employees who are registered with the NASD are subject to additional restrictions, as discussed in the BISI Supervisory and Compliance Manual.


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         F.       Waiver. The Legal and Compliance Officer is authorized to
                  grant waivers under this Code. Waivers will not ordinarily be granted. Permission to trade other than in strict compliance with this Code will only be granted where the proposed activity could not reasonably be expected to disadvantage clients and, typically, only where the Covered Person has made a continuing good faith effort to comply with the Code in respect to the denied transaction. Permission is more likely to be granted in respect of personal account trades involving a small amount of securities in an issuer that has a very high average daily trading volume, such that neither the Covered Person's nor the Companies' transactions materially affect the price of those securities.

         G. The Companies have the unconditional right to impose additional restrictions on personal account trading. The Companies have the unconditional right to impose restrictions, in addition to those set forth in this Code, at any time regarding personal account trading by Covered Persons. Such additional restrictions might require the cancellation or reversal of a personal account trade, or the "freezing" or liquidation of a transaction or security holding. The imposition of any additional restriction on a personal account trade is a confidential matter that may not be disclosed by an employee or Covered Person. Employees should not speculate as to the reason for the imposition of any additional restrictions.

IV.      REPORTING REQUIREMENTS

         A. Monthly Compliance Reports. Each month, employees must complete compliance reports that detail personal account trades made by themselves and their Covered Persons. The monthly compliance reports can be accessed and completed electronically at a BAM Boston Intranet site, located at:

                  http://bam-bos-rs0008/Legal_Compliance/Main.asp

                  Employees may revise monthly reports of personal account trading until the last day of each calendar month. Thereafter, the compliance reports are deemed "submitted" to the Legal and Compliance Department. An employee's electronic filing of the monthly compliance reports is equivalent to his signature on a paper filing, and indicates that the employee has read, understood, and disclosed all pertinent information.(5)

         B. Covered Persons must disclose their securities holdings when they join the Companies and provide an annual statement each year thereafter. Upon

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(5) Although employees are not required to submit additional copies of Approval
Chits with their monthly compliance reports, employees are required to maintain copies of all Approval Chits, Private Equity Chits, and supporting documents regarding personal account trades in case a particular transaction later comes under scrutiny.


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                  joining the Companies, employees must disclose all securities accounts and securities holdings of their own and of their Covered Persons. Additionally, employees must immediately inform the Legal and Compliance Department if they, or their Covered Persons, subsequently open additional securities accounts. By January 15 of each year, moreover, employees and their Covered Persons must provide the Legal and Compliance Department with a statement of their securities holdings and securities accounts as of December 31 of the preceding year. Employees and Covered Persons may submit year-end account statements to satisfy this disclosure requirement.

V.       PROHIBITED ACTIVITIES

         A. Trading while in possession of "inside information." Employees and Covered Persons may not participate in, recommend, or cause another person or entity to engage in a securities transaction while the employee possesses: a) non-public information relating to that security, learned in the course of employment with the Companies or from any other source; or
                  b) information concerning current or contemplated trading in the security by the Companies for clients. Employees and their Covered Persons are also prohibited from disclosing (or, "tipping") confidential information to others, including colleagues, SIT Heads, directors of the Companies, and members of the employee's or Covered Person's families. If an employee suspects that he might possess non-public information, he must contact the General Counsel or Assistant General Counsel alone immediately.

                  Note: This restriction remains in effect even after an employee leaves the employ of the Companies. An employee or former employee who knows non-public information about a security may not trade in that security until such time, if ever, that the information is generally known to the public.

                  "Insider trading" is described more fully in the Companies' Policies and Procedures to Detect and Prevent Insider Trading, a copy of which is attached at Tab D.

         B. Short selling and speculative trading. Covered Persons may not sell securities short unless they hold those securities in safekeeping (i.e., "against the box."). Covered Persons may not purchase or sell in a personal account transaction any structured notes or other over-the-counter derivative securities. Moreover, Covered Persons should engage in personal account transactions for investment purposes only, and should not engage in speculative trading. Accordingly, Covered Persons are prohibited from trading in securities on the basis of market rumors, or recommending that others do so.


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         C.       "Front running." Covered Persons may not purchase or sell
                  securities for a personal account in order to profit from a subsequent purchase or sale by the Companies on behalf of their clients. Similarly, Covered Persons may not trade in anticipation of market movements that may follow the dissemination of the Companies' investment recommendations. These practices are known as "front running" and "scalping," and are fraudulent acts that are proscribed by the federal securities laws. Accordingly, Covered Persons may not trade for themselves immediately before or after the Companies conduct block institutional trades in the same securities.

         D. Gifts. Employees of the Companies generally may not keep any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Companies. A gift is defined as any article, service, travel, or entertainment worth more than $100 that is provided by anyone other than the Companies or its own employees. Recipients of gifts with a value of $100 or more must disclose details of the gift to their Head of Department/SIT who will decide, subject to the approval of the Legal and Compliance Officer, whether the gift may be accepted. Heads of Departments/SITs will ensure that gifts/hospitality received are neither of such an amount nor frequency as to conflict with duties owed to the Companies or clients.(6)

                  1. An employee who receives a gift worth more than $100 must report that gift immediately to his department head, and to the Legal and Compliance Department in the employee's monthly compliance report.

                  2. If an employee receives an offer of travel to a venue other than a business conference, meeting, company presentation, seminar, or analysts meeting, the employee must decline the offer. If an employee receives hospitality, entertainment, or other accommodation worth more than $100 without obtaining prior approval, he may be required to reimburse the provider of the gift.

                  3. Employees are prohibited from placing the Companies' clients in securities in order to receive personal investment opportunities. Employees similarly are prohibited from giving or receiving "kickbacks" or gratuities related to business generation or trade execution. Examples of such prohibited payments or receipts include rebates of commissions; bonuses, fees, commissions, or concessions of any kind for business sought or procured for the Companies or from clients; and the purchase or sale of any security at a contrived price.

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(6) Employees who are registered with the NASD are subject to additional restrictions, as discussed in the BISI Supervisory and Compliance Manual.



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         E.       Service as a director. Employees may not accept a position as an officer or director of any entity outside of the Baring Asset Management Group without the prior approval of the directors of Baring Asset Management Holdings, Inc. ("BAMH"). In most cases, the directors of BAMH will not permit an employee to serve as an officer or director of an outside entity. If the BAMH directors do permit an employee to serve as a director of a publicly traded company (the "outside company"), however, that employee normally may not participate in the Companies' investment decisions regarding the outside company, and generally must be isolated from those employees who do make the investment decisions regarding the outside company.

         F. Examples of Acts that Violate the Federal Securities Laws and this Code. The following situations are examples of acts that are proscribed by the federal securities laws and this Code.

                  1. Placing personal interests ahead of clients' interests. An employee may not purchase a "promising" stock for her personal account before purchasing the same stock for clients, or sell a declining stock for a personal account before selling the same stock on behalf of clients. An employee may not use economic, market, or other investment information obtained by virtue of her position with the Companies to advance a personal interest.

                  2. Using knowledge of the Companies' transactions to profit from the market impact of those transactions. An employee may not make or time personal account trades in securities that are under consideration for purchase or sale by the Companies to benefit from the market effect of those transactions. An employee may not influence the Companies to buy or sell a security in anticipation of trading that security in a personal account transaction.

                  3. Competing in the market against the Companies' clients. An employee may not purchase a security in a personal account trade while the Companies are selling that security, and vice-versa.

                  4. Receiving securities from underwriters for employees' personal accounts. Employees may not receive "free" securities from underwriters for their personal trading accounts or the accounts of select clients. Consequently, employees may not purchase securities for clients with the expectation that they will receive special warrants or rights.


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                  5.       Manipulating the Market. Employees may not engage in
                           any act intended or designed to mislead other investors. Such manipulative acts include: efforts to stimulate, artificially, the demand for a security; creating the false appearance of actual trading activity; "wash" sales (i.e., the sale and subsequent repurchase of the same security, so that there is no change in real or beneficial ownership); "matched" orders (i.e., offsetting buy and sell orders designed to create the impression of activity in a security and cause price movement); rigging trading prices; acting alone, or with others, to effect transactions that give the impression of active trading in a security; executing transactions at the end of the day for the purpose of inflating portfolio values; or, initiating or circulating information about a security for the purpose of affecting the price of that security. Consequently, for example, employees may not "tout" a security to other market participants, such as traders, brokers, or other advisers; cause an increase in the quoted inside bid at or near the close of the market to send a positive signal to the market; purchase a security at or near the close of the market, with the intent of creating or sustaining high bid or transaction prices; purchase securities among nominee accounts at increasingly higher prices; or advance the bid to increase the price of a security and attract further trading.

                  6. "Parking securities." Employees may not engage in acts designed to disguise the beneficial ownership of securities. Examples of such activity include sham purchase or sale transactions, or placing securities in an account of a third party or nominee who is under the control of the person that truly owns the security.

VI.      SANCTIONS

         A. A breach of this Code may result in immediate dismissal by the Companies. An employee's disregard of fiduciary duties owed to clients, or breach of the securities laws or this Code, violates a basic tenet of employment with the Companies. The Legal and Compliance Officer, in conjunction with the Companies' directors, is authorized to impose sanctions against employees for violations of this Code by the employees or their Covered Persons. Sanctions may include the suspension of personal account trading privileges; censure; fines; disgorgement of illicit gains or losses avoided and restitution to the Companies or its clients, or a charity selected by the Companies; suspension from office; and, immediate dismissal from employment with the Companies.

         B. A breach of this Code may result in prosecution by regulatory authorities. A violation of the federal securities laws is a criminal act. An employee's breach of the securities laws or this Code, which reflects regulatory mandates, may result in criminal, civil, and administrative penalties (such as a bar from the securities industry) against the employee, his supervisors, and the Companies. Additionally, violations of the securities laws and this Code may undermine our clients' confidence in the Companies, and the Companies' ability to conduct business. Consequently, the Companies will aid the SEC or other appropriate regulatory agencies in investigating any purported violation of the securities laws or this Code.

         C. If in doubt, please contact the Legal and Compliance Department or your SIT Head before you act. To repeat, Covered Persons must be able to withstand any losses that may arise if the Companies refuse permission to engage in a personal account trade. If an employee believes that she possesses inside information, she should not repeat that information to any other person, and must immediately speak, alone, with the General Counsel or Assistant General Counsel. If an employee has any doubt about compliance with this Code or her fiduciary duties to clients, she should consult her SIT Head and the Legal and Compliance Department before taking any action.

VII.     REVIEW AND ANNUAL ATTESTATION

         A. Compliance Officer Review. Employees and their Covered Persons should be aware that the Companies' Legal and Compliance Officers will compare Covered Persons' personal account trades with trades executed on behalf of clients. Legal and Compliance Officers also will use periodic account statements, trade confirmations, and other information, whether received from Covered Persons or other sources, to monitor and review personal account trading for compliance with this Code. The Legal and Compliance Department may initiate inquiries of employees and their Covered Persons regarding personal account trading. Employees are required to cooperate with such inquiries and any review procedures used by the Companies. An employee's refusal to cooperate in such inquiries may result in sanctions, including dismissal from the Companies.

         B. Annual Attestation of Compliance. All new employees of the Companies must sign an Attestation stating that they have received, read, and understood this Code of Ethics. Additionally, every employee must sign an annual attestation, certifying that he has complied with this Code.

                  Please note that your compliance with this Code is a basic condition of your employment with the Companies.

                                                                      APPENDIX E


                                                                      APRIL 2000


                        ING FURMAN SELZ ASSET MANAGEMENT
               CODE OF ETHICS FOR ADVISERS TO INVESTMENT COMPANIES


         All employees, officers and directors of the Advisers are subject to the ING Furman Selz Asset Management ("IFSAM") Compliance Manual, including Sections 5 and 6 which address confidential information, insider trading and personal securities transactions.

         In addition, pursuant to provisions of Rule 17j-1 under the Investment Company Act of 1940, (the "1940 Act"), IFSAM has adopted this Code of Ethics to specify and prohibit certain types of transactions involving an Investment Company deemed to create actual conflicts of interest, the potential for conflicts, or the appearance of conflicts, and to establish reporting requirements and enforcement procedures. This Code of Ethics applies to all Access Persons and Investment Personnel of the Advisers, as defined herein.

I.       STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Adviser by the Investment Companies and to give effect to the Adviser's belief that its operations should be directed to the benefit of the Investment Companies, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers, and directors:

         (1) The interests of the Investment Companies are paramount. All of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the Investment Companies before their own.

         (2) All personal transactions in Securities by the Adviser's personnel must be accomplished so as to avoid a conflict of interest on the part of such personnel with the interests of any Investment Company.

         (3) All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Investment Company, or that otherwise bring into question the person's independence or judgment.

         In general, the IFSAM Compliance Manual requires employee and employee-related accounts to be maintained at ING Barings LLC. If Approval is granted by the IFSAM Legal and Compliance Department to maintain an account elsewhere, arrangements must be made to have duplicate confirmations and monthly statements records sent directly to the IFSAM Legal and Compliance Department. The IFSAM Legal and Compliance Department may, in its discretion, authorize receipt of other account records in lieu of confirmation and statements.

II.      DEFINITIONS

         (1) "Access Person" shall mean (i) each director, officer or general partner of the Investment Company or Adviser, (ii) each employee of the Investment Company or Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by an Investment Company, or whose functions relate to making any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Adviser or an Investment Company who obtains information concerning recommendations made with respect to the purchase or sale of a Security by an Investment Company. (Exhibit A sets forth a list of current Access Persons).

         (2) "Adviser" means a registered investment adviser that is a subsidiary of IFSAM and advises or sub-advises an Investment Company.

         (3) "Affiliated Account" means any account which is affiliated with the Adviser.

         (4) "Beneficial Ownership" of a Security is interpreted in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any Securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of Securities held by (i) his or her spouse or minor children, (ii) a relative who shares his or her home, or (iii) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the Securities held by such person.

         (5)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such Securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of a given situation.

         (6)      "IFSAM" means ING Furman Selz Asset Management LLC.

         (7) "Investment Company" means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

         (8) "Investment Personnel" means (i) all Access Persons who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Investment Company; and
                  (ii) any natural person who controls the Adviser or Investment Company and who obtains information concerning recommendations made to the Investment Company. (Exhibit B sets forth a list of current Investment Personnel for Investment Companies).

         (9) An Access Person's "Personal Account" means any Securities Account in which such Access Person has direct or indirect Beneficial Ownership (excluding accounts for limited partnerships or other pooled investment vehicles in which such person is an investor along with unrelated third parties and holds a minority interest in the vehicles).

         (10) "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

         (11)     "Security" shall have the same meaning as that set forth in
                  Section 2(a)(36) of the 1940 Act, except that it shall not include obligations of the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreement) and shares of registered open-end mutual funds.

         (12) A "Security held or to be acquired" by an Investment Company means any Security which, within the period stated under Rule 17j-1 under the 1940 Act, (i) is or has been held by an Investment Company; or (ii) is being or has been considered by the Adviser for purchase by an Investment Company; and (iii) and option to purchase or sell, and any security convertible into or exchangeable for a security.

         (13) A Security is "being purchased or sold" by an Investment Company from the time when a recommendation has been communicated to the person who places the buy and sell orders for an Investment Company until the time when such program has been fully completed or terminated.

         (14) The designated "Review Officers" are Steven Bergida, Mitchell Katz, Vincent Lepore, Salvatore DiCostanzo, Lori Anthony, Melanie Crowe, Gerald Lins, Scott Barber and Gina Furie.

III.     PROHIBITED PURCHASES AND SALES OF SECURITIES

         (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Investment Company:

                  (A) employ any device, scheme, or artifice to defraud such Investment Company;

                  (B) make to such Investment Company any untrue statement of a material fact or omit to state to such Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (C) engage in any act, practice or course of business that would operate as a fraud or deceit upon such Investment Company; or

                  (D) engage in any manipulative practice with respect to such Investment Company.

         (2) Subject to Sections IV(3) and IV(4) of this Code, no ACCESS PERSON may purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within 24 HOURS (7 CALENDAR DAYS, in the case of Access Persons who are also INVESTMENT PERSONNEL) before or after the time that the same (or a related) Security is being purchased or sold by any Investment Company. These restrictions include selling short or buying puts in any such security, except for bona fide short against-the-box transactions which have been approved by a Review Officer. Any profits realized on trades within the proscribed periods will be disgorged to the Investment Company or Investment Companies on a pro rata basis.

         (3) No Access Person may acquire Securities as part of an initial public offering without the specific, prior written approval of the IFSAM Legal and Compliance Department.

         (4) No Access Person shall purchase a Security offered in a private placement without the specific, prior written approval of the IFSAM Legal and Compliance Department.

IV.      PRE-CLEARANCE OF TRANSACTIONS

         (1) Except as provided in Section IV(3), each Access Person must pre-clear each proposed transaction in Securities with a Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior approval of a Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(4), below. Preclearance of a Securities transaction is valid for 24 hours.

         (2) In determining whether to grant approval for the purchase of a Security offered in a private placement, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for an Investment Company, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser.

         (3) The preclearance requirements of Section IV(1) shall not apply to the following transactions:

                  (A) Purchases or sales over which the Access Person has no direct or indirect influence or control (including purchases or sales in any account of an Access Person which is managed on a discretionary basis by a person other than the Access Person).

                  (B) Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

                  (C) Purchases that are part of an automatic dividend reinvestment plan.

                  (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (E) Transactions in an Affiliated Account by Investment Personnel which are in the same (or related) Securities purchased or sold for an Investment Company during the blackout period referred to in III
                           (2) above, as long as such Investment Company receives the best execution price during any given day and as long as the IFSAM Legal and Compliance Department reasonably determines that such transactions do not violate the Investment Company's trade allocation procedures.

         (4) The following transactions shall be entitled to clearance by the Review Officers:

                  (A) Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Investment Company and which are otherwise in accordance with Rule l7j-l. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security that is being considered for purchase or sale by an Investment Company (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion.

                  (B) Purchases or sales of Securities that are not eligible for purchase or sale by any Investment Company as determined by reference to the 1940 Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Investment Company and any undertakings made to regulatory authorities.

                  (C) Transactions which receive prior written approval of a Review Officer that such Review Officer, after consideration of all the facts and circumstances, determines to be in accordance with Section III and to present no reasonable likelihood of harm to an Investment Company.

V.       ADDITIONAL RESTRICTIONS AND REQUIREMENTS

         (1) No Investment Personnel shall accept a position as a director, trustee or general partner of a private or publicly traded company unless the acceptance of such position has been approved by the IFSAM Legal and Compliance Department as consistent with the interests of the Investment Company.

         (2) Each Access Person must direct each brokerage firm or bank at which the Access Person maintains a Securities account to promptly send duplicate copies of such person's account statement and brokerage confirmations (or other acceptable account records) promptly to the IFSAM Legal and Compliance Department. Compliance with this provision for persons who maintain accounts other than at ING Barings can be effected by the Access Person by providing duplicate copies of all such statements and confirmations directly to the Compliance Department within two business days of receipt by the Access Person.

         (3) Each Access Person must provide to the IFSAM Legal and Compliance Department a complete listing of all Securities owned by such person at the time the individual first becomes an Access Person, and thereafter, as of December 31 of each year. Any initial listing must be submitted within 10 days of the date upon which such person first became an Access Person of the Adviser. Such listing may be provided by monthly brokerage statements and must include all information required by Rule 17j-1.

VI.      REPORTING OBLIGATION

         (1) The Adviser shall create and thereafter maintain a list of all Access Persons and Investment Personnel.

         (2) Each Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. The IFSAM Legal and Compliance Department shall review reports, no less than monthly of the trading activity of all Access Persons. Trading reports shall also be reviewed for each Review Officer with respect to his or her own personal Securities transactions by an officer designated to receive his or her reports ("Alternate Review Officer"), who shall act in all respects in the manner prescribed herein for such Review Officer.

         (3)      Trading reports shall contain the following information:

                  (A) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                  (B) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                  (C)      The price at which the transaction was effected;

                  (D) The name of the broker, dealer, or bank with or through whom the transaction was effected; and

                  (E)      The date of the report.

         (4) Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

         (5) Every Access Person who owns Securities acquired in a private placement shall disclose such ownership to the IFSAM Legal and Compliance Department if such person is involved in any subsequent consideration of an investment in the issuer by an Investment Company. The Adviser's decision to recommend the purchase of such issuer's Securities to any Investment Company will be subject to independent review by Investment Personnel with no personal interest in the issuer and by the IFSAM Legal and Compliance Department.

         (6)      Every Access Person shall certify annually that he or she:

                  (A)      has read and understands this Code;

                  (B)      recognizes that he or she is subject to the Code;

                  (C)      has complied with the Code; and

                  (D) has disclosed and reported all personal Securities transactions required to be disclosed or reported.

VII.     REVIEW AND ENFORCEMENT

         (1) The IFSAM Legal and Compliance Department shall compare all reported personal Securities transactions with completed portfolio transactions of the Advisory Clients and a list of Securities being considered for purchase or sale by the Adviser to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the IFSAM Legal and Compliance Department shall give such person an opportunity to supply additional explanatory material.

         (2) If the IFSAM Legal and Compliance Department determines that a violation of this Code may have occurred, the employee shall submit his or her written determination, together with the monthly report and any additional explanatory material provided by the individual, to the IFSAM Legal and Compliance Department, who shall make an independent determination as to whether a violation has occurred.

         (3) If the IFSAM Legal and Compliance Department finds that a violation has occurred, the IFSAM Operating Committee shall impose upon the individual such sanctions deemed appropriate.

         (4) No person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself.

VIII.    RECORDS

             The Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

         (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         (2) A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         (3) A copy of each monthly report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

IX.      MISCELLANEOUS

         (1) All reports of Securities transactions and any other information filed with the Adviser pursuant to this Code shall be treated as confidential.

         (2) The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

         (3) The IFSAM Legal and Compliance Department shall report to the Adviser and to the Board of Trustees of each Investment Company at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code. If required, the IFSAM Legal and Compliance Department of the Adviser shall also provide a Certification to the Board of Trustees of each Investment Company that the Adviser has adopted such procedures as are reasonably necessary to prevent violations of this Code.


Originally Adopted: 9/12/96
Last Amended: 4/14/00

                            EXHIBIT A-ACCESS PERSONS

Alphabetical List

Alperstein, Ilene
Alves, Victor
Anthony, Lori
Antonacci, Donna
Arcuri, Meghan
Auble, Sherry
Barber, Scott
Barsuhn, Glenn
Belmont, Nicole
Bergamini, John
Bergida, Steven
Bertner, Jerrold
Boundy, Jeff
Cain, James
Campbell, David
Cardillo, Mike
Cassidy, Kevin
Cavazzi, Ken
Chavez, Denise
Cimilluca, Edward
Cohen, Cheryl
Contreras, Claudia
Cronk, Karen
Crowe, Melanie
Degeorges, Mary Ann
DiCostanzo, Salvatore
Durand, Dunia
Elmore, Kevin
Erlandsen, Jodi
Evans, Geri
Fox, Michael
Furie, Gena
Gendler, Larry
Goldsmith, Carl
Gray, Dannie
Hajim, Edmund
Hibschmann, William
Huang, Chloe
Jacobsen, Erik
Johnson, Adam
Johnson, Carolyn
Jones, Adrian
Jones, Yolanda
Kass, Michael
Katz, Andrew
Katz, Mitchell
Kelly, Kristopher
Khan, Hakema
Kuharic, Robert
Lepore, Vincent
Liddy, David
Lins, Gerald
Lunny, Eileen
Lurie, Wendy
McGann, Thomas
McIlvaine, Leighton
Messina, Lisa
Middlemiss, Dave
Miller, Robert
Morosani, John
Murillo, Cesar
Ng, Jade
Paoletti, George
Park, Sam
Pearl, David
Peterson, Rick
Phillips, Nicole
Prager, Wendy
Price, Matthew
Reyes, Omar
Rogers, James
Rossi, Linda
Ryan, Marla
Sandroni, Robert
Schantz, Tim
Schonbrunn, Bob
Segars, Alan
Sims, Ron
Sorko,  Carissa
Speight, Jeff
Storff, William
Strawn, Kirk
Tauber, Marc
Turchyn, William
Vandermast, Burke
Vieni, Tim
Westerland, Brette
Wilson, Steve
Wilson-Ivey, Jacqueline
Wohlberg, Seth
Wood, Grant

                 EXHIBIT B-ADVISORY CLIENTS/INVESTMENT PERSONNEL


ING Funds Trust-National Tax-Exempt Bond Fund
ING Funds Trust-National Tax-Exempt Money Market Fund
ING Funds Trust-Mid Cap Growth Fund
ING Funds Trust-Small Cap Growth Fund
ING Funds Trust-Balanced Fund
ING Funds Trust-ING Focus Fund
ING Funds Trust-Tax Efficient Equity Value Fund

Alphabetical List

Alperstein, Ilene
Bergida, Steven
Boundy, Jeff
Campbell, David
Cronk, Karen
Gendler, Larry
Goldsmith, Carl
Gray, Dannie
Jacobsen, Erik
Jones, Adrian
Kass, Michael
Katz, Andrew
Katz, Mitchell
Kelley, Kristopher
McGann, Thomas
Paoletti, George
Price, Matthew
Reyes, Omar
Ryan, Marla
Sandroni, Robert
Schonbrunn, Robert
Segars, Alan
Sims, Ron
Tauber, Marc

                              ANNUAL CERTIFICATION


         I certify that I have read the Code of Ethics for Advisers to Investment Companies dated April 2000:

1.       I understand the contents of the Code of Ethics.

2. I recognize that I am subject to the provisions of the Code of Ethics and have complied with such provisions during ____.

3. I have disclosed and reported all personal securities transactions during ____ required to be disclosed and reported under the Code of Ethics.


                                             __________________________
                                             Signature of Access Person


                                             __________________________
                                             Print Name


Dated:________________